Exhibit 99.1

News Release For Immediate Release

Ontrak Announces 2022 Second Quarter Financial Results

•Q2 Revenue of $3.9 million
•Company pays off in full its $19.2 million outstanding loan balance; draws down $5.0 million on Keep Well Agreement
•Company raises $3.5 million, net, in a registered direct offering of shares of Company's common stock with institutional investors
•Company enters into partnership with Eleos on AI integration
•Company notes progress in sales prospect pipeline, including multiple plans in data exchange phase
•Company to Host Conference Call at 4:30 pm ET Today

Henderson, NV – August 9, 2022 – Ontrak, Inc. (NASDAQ: OTRK) (“Ontrak” or the “Company”), a leading AI-powered and telehealth-enabled healthcare company, today reported its financial results for the second quarter ended June 30, 2022.

Management Commentary

“During the second quarter, we made important progress on initiatives to expand our market, enhance our product offering, and support our path to profitability. Our AI-infused, evidence-based clinical model continues to differentiate us in our conversations with health plans, employers, and value-based care providers. We are seeing this demand reflected in our qualified pipeline, which includes 19 health plan prospects. These opportunities continue to represent revenue growth potential beginning in the first quarter of 2023,” said Terren Peizer, Chief Executive Officer.

“As we look to the remainder of the year, I am confident in the team we have in place to deliver on our growth opportunities and commitment to whole-person care. Brandon LaVerne and Mary Lou Osborne, as Co-Presidents, will build on the excellent work they’ve been doing and run the day-to-day operations and growth activities of the company. I remain focused on capital formation process and other corporate initiatives. I continue to be excited about our unique value proposition and look forward to what’s in store for 2023 and beyond.”

Second Quarter 2022 Financial Results Highlights

•Revenue for the second quarter of 2022 was $3.9 million, representing an 85% decrease compared to the same period in 2021.
•Operating loss for the second quarter of 2022 was $(11.9) million compared to an operating loss of $(1.7) million for the same period in 2021.
•Adjusted EBITDA for the second quarter of 2022 was $(8.6) million compared to adjusted EBITDA of $2.8 million for the same period in 2021.
•Net loss for the second quarter of 2022 was $(15.1) million, or an $(0.83) diluted net loss per common share (after deduction for undeclared preferred stock dividends), compared to net loss of $(3.7) million, or a $(0.33) diluted net loss per common share (after deduction for declared and undeclared preferred stock dividends) for the same period in 2021.
•Non-GAAP net loss for the second quarter of 2022 was $(10.9) million, or a $(0.63) non-GAAP diluted net loss per common share (after deduction for undeclared preferred stock dividends), compared to non-GAAP net loss of $(0.01) million, or a $(0.12) non-GAAP diluted net loss per common share (after deduction for declared and undeclared preferred stock dividends) for the same period in 2021.

Second Quarter 2022 and Recent Operating Highlights

•Total enrolled members numbered 2,094 at the end of Q2 2022.
•On August 2, 2022, the Company entered into a securities purchase agreement with institutional investors for the purchase and sale of five million shares of the Company’s common stock at an at-the-market purchase price of $0.80 per share in a registered direct offering. The offering closed on August 4, 2022 and the Company received total net proceeds of approximately $3.5 million (excluding $0.5 million of fees).
•On July 25, 2022, the Company appointed Dr. Judy Feld as Chief Medical Officer ("CMO"), following Dr. Robert Accordino’s resignation effective July 29, 2022 from his role as CMO.
•On July 15, 2022, the Company repaid $7.6 million, including accrued interest, of the remaining GS loan balance, with $2.6 million of its cash on hand and $5.0 million draw down on the Keep Well Agreement (discussed below), which represented full payoff of the GS loan agreement.
•On June 28, 2022, the Company announced organizational changes wherein Jonathan Mayhew will step down as Chief Executive Officer ("CEO") effective August 12, 2022 and Terren Peizer, founder and Executive Chairman, will take over as CEO upon Mr. Mayhew's departure. Additionally, Brandon LaVerne, current Chief Financial Officer ("CFO"), has been promoted to Co-President and Chief Operating Officer, Mary Louise Osborne, current Chief Customer Officer, has been promoted to Co-President and Chief Commercial Officer, and James Park, current Chief Accounting Officer, has been promoted to CFO.
•On June 7, 2022, the Company announced its partnership with Eleos Health, the leader in CareOps Automation for behavioral health, to integrate their artificial intelligence (AI) platforms to support member care, providing greater insights into treatment sessions and reducing administrative tasks.
•On April 15, 2022, the Company entered into a Master Note Purchase Agreement (the “Keep Well Agreement”) with Acuitas Capital LLC, an entity indirectly wholly owned and controlled by Terren S. Peizer, the Company's Executive Chairman and largest stockholder, pursuant to which, subject to specified conditions, the Company may borrow up to $25.0 million through September 1, 2023. As of July 15, 2022, the Company has borrowed $5.0 million under the Keep Well Agreement.

Financial Outlook

The following outlook is based on information available as of the date of this press release and is subject to change in the future. This outlook solely represents existing and planned enrollment launches, and program expansions with current health plan partners.

For the year ending December 31, 2022, the Company provides the following outlook:

•2022 revenue in the range of $14 - $16 million.

Conference Call & Webcast Details

The Company will host a conference call/webcast today at 4:30 pm ET/1:30 pm PT. Investors, analysts, employees and the general public can access the call by registering online for dial-in information or via live audio webcast at: https://ontrakhealth.com/investors/presentations-events. Participants interested in dialing in to the conference call are requested to register a day in advance or at a minimum 15 minutes before the start of the call to obtain a unique pin for the call.

A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Ontrak, Inc.

Ontrak, Inc. is a leading AI and telehealth-enabled healthcare company, whose mission is to help improve the health and save the lives of as many people as possible. Ontrak identifies, engages, activates and provides care pathways to treatment for the most vulnerable members of the behavioral health population who would otherwise fall through the cracks of the healthcare system. We engage individuals with anxiety, depression, substance use disorder and chronic disease through personalized care coaching and customized care pathways that help them receive the treatment and advocacy they need, despite the socio-economic, medical and health system barriers that exacerbate the severity of their comorbid illnesses. The company’s integrated intervention platform uses AI, predictive analytics and digital interfaces combined with dozens of care coach engagements to deliver improved member health, better healthcare system utilization, and durable outcomes and savings to healthcare payors.

Learn more at www.ontrakhealth.com

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward-looking and made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements may include for example statements regarding: the strength of our pipeline and our ability to convert pipeline opportunities to contracts in 2022 and beyond; our ability to deliver durable value-based outcomes for medically complex populations; the benefits of expanding our augmented intelligence capabilities throughout the member care journey; our ability to return to a growth trajectory; our ability to achieve our intended path to profitability; our ability to draw on the note purchase agreement with Acuitas Capital LLC; and driving accelerated growth, expansion and performance. These forward-looking statements reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control, which may cause actual results to differ materially from stated expectations. These risk factors include, among others, dependence on key personnel and the ability to recruit, retain and develop a large and diverse workforce; high customer concentration and the ability of our customers to terminate our contracts for convenience; intense competition and substantial regulation in the health care industry; changes in regulations or issuance of new regulations or interpretations; limited operating history; our inability to execute our business plan; increase our revenue and achieve profitability; lower than anticipated eligible members under our contracts; our inability to recognize revenue; the adequacy of our existing cash resources and anticipated capital commitments to enable us to continue as a going concern; our ability to raise additional capital when needed; lack of outcomes and statistically significant formal research studies; difficulty enrolling new members and maintaining existing members in our programs; the risk that the treatment programs might not be effective; difficulty in developing, exploiting and protecting proprietary technologies; business disruption and related risks resulting from the outbreak of the novel coronavirus 2019; and risks related to our ability to realize the potential benefits of and to effectively integrate acquisitions. You are urged to consider statements that include the words “may,” “will,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plan,” “anticipates,” “intends,” “continues,” “forecast,” “designed,” “goal,” or the negative of those words or other comparable words to be uncertain and forward-looking For a further list and description of the risks and uncertainties we face, please refer to our most recent Securities and Exchange Commission filings which are available on its website at http://www.sec.gov. Such forward-looking statements are current only as of the date they are made, and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has provided in this press release and the quarterly conference call held on the date hereof certain non-GAAP financial measures. The non-GAAP financial measures presented include EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP net loss, and Non-GAAP net loss per common share, which are not U.S. GAAP financial measures, and clarifies and enhances an understanding of our past performance. We believe that the presentation of these financial measures enhances an investor’s understanding of our financial performance. We further believe that these financial measures are useful financial metrics to assess our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.

EBITDA consists of net loss before interest, taxes, depreciation and amortization expenses. Adjusted EBITDA consists of net loss before interest, taxes, depreciation, amortization, stock-based compensation, restructuring, severance and related costs, acquisition related costs, and loss (gain) on change in fair value of warrant liability and contingent liability. We believe that making such adjustments provides investors meaningful information to understand our results of operations and the ability to analyze our financial and business trends on a period-to-period basis.

Non-GAAP net loss consists of net loss adjusted for stock-based compensation, write-off of debt discount costs, restructuring, severance and related costs, acquisition related costs and loss (gain) on change in fair value of warrant liabilities and contingent liability. Non-GAAP net loss per common share consists of loss per share adjusted for non-GAAP net loss attributable to common stockholders. We believe that making such adjustments provides investors meaningful information to understand our results of operations and the ability to analyze our financial and business trends on a period-to-period basis.

We believe the above non-GAAP financial measures are commonly used by investors to evaluate our performance and that of our competitors. However, our use of the term EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP net loss and Non-GAAP net loss per common share may vary from that of others in our industry. Neither EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Non-GAAP net loss nor Non-GAAP net loss per common share should be considered as an alternative to net loss before taxes, net loss, net loss per common share or any other performance measures derived in accordance with U.S. GAAP as measures of performance.

Contact

For Investors:

Caroline Paul
Gilmartin Group
investors@ontrakhealth.com

ONTRAK, INC.
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022		2021	2022	2021
Revenue	$3,903		$26,485	$9,161	$55,207
Cost of revenue	2,206		8,519	5,052	21,269
Gross profit	1,697		17,966	4,109	33,938

Operating expenses:
Research and development	2,852		4,399	6,280	8,968
Sales and marketing	1,306		3,628	2,742	5,570
General and administrative	9,449		11,590	20,142	23,931
Total operating expenses	13,607	13,607	19,617	29,164	38,469
Operating loss	(11,910)		(1,651)	(25,055)	(4,531)

Other expense, net	(1,972)		(37)	(1,972)	(643)
Interest expense, net	(1,156)		(2,029)	(2,556)	(4,036)
Loss before income taxes	(15,038)		(3,717)	(29,583)	(9,210)
Income tax expense	(20)		—	(120)	—
Net loss	$(15,058)		$(3,717)	$(29,703)	$(9,210)
Dividends on preferred stock - declared and undeclared	(2,238)		(2,238)	(4,477)	(4,477)
Net loss attributable to common stockholders	$(17,296)		$(5,955)	$(34,180)	$(13,687)

Net loss per common share, basic and diluted	$(0.83)		$(0.33)	$(1.64)	$(0.77)

Weighted-average common shares outstanding, basic and diluted	20,884		18,156	20,804	17,891

ONTRAK, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30,	December 31,
	2022	2021
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$10,051	$58,824
Restricted cash - current	4,477	6,716
Receivables, net	3,598	5,938
Unbilled receivables	751	3,235
Deferred costs - current	224	600
Prepaid expenses and other current assets	2,999	5,019
Total current assets	22,100	80,332
Long-term assets:
Property and equipment, net	3,130	3,785
Restricted cash - long-term	406	406
Goodwill	5,713	5,713
Intangible assets, net	1,736	2,346
Other assets	1,070	444
Operating lease right-of-use assets	788	656
Total assets	$34,943	$93,682

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,676	$1,001
Accrued compensation and benefits	1,657	2,343
Deferred revenue	322	441
Current portion of operating lease liabilities	644	595
Other accrued liabilities	3,838	5,953
Total current liabilities	8,137	10,333
Long-term liabilities:
Long-term debt, net	6,167	35,792
Long-term operating lease liabilities	871	932
Long-term finance lease liabilities	36	136
Other liabilities	—	934
Total liabilities	15,211	48,127
Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value; 50,000,000 shares authorized; 3,770,265 shares issued and outstanding at each of June 30, 2022 and December 31, 2021	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized; 20,947,850 and 20,680,186 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	2	2
Additional paid-in capital	440,601	436,721
Accumulated deficit	(420,871)	(391,168)
Total stockholders' equity	19,732	45,555
Total liabilities and stockholders' equity	$34,943	$93,682

ONTRAK, INC.
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	For the Six Months Ended June 30,
	2022	2021
Cash flows from operating activities
Net loss	$(29,703)	$(9,210)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Stock-based compensation expense	5,063	5,961
Write-off of debt issuance costs	2,023	—
Depreciation expense	1,424	382
Amortization expense	1,310	1,433
Gain on forgiveness of PPP loan	—	(171)
Change in fair value of warrants	(51)	—
Change in fair value of contingent consideration	—	835
401(k) employer match in common shares	363	546
Common stock issued for consulting services	102	—
Changes in operating assets and liabilities:
Receivables	2,340	7,845
Unbilled receivables	2,484	2,887
Prepaid expenses and other current assets	2,136	1,912
Accounts payable	442	205
Deferred revenue	(119)	(6,416)
Leases liabilities	(12)	(83)
Other accrued liabilities	(2,017)	(2,972)
Net cash (used in) provided by operating activities	(14,215)	3,154
Cash flows from investing activities
Purchase of property and equipment	(754)	(2,514)
Net cash used in investing activities	(754)	(2,514)
Cash flows from financing activities
Dividends paid	(2,239)	(4,438)
Repayments of 2024 Notes	(31,694)	—
Debt issuance costs	(440)	—
Proceeds from warrant exercise	—	58
Proceeds from options exercise	—	5,401
Finance lease obligations	(162)	(162)
Financed insurance premium payments	(1,505)	(1,467)
Payment of taxes related to net-settled stock awards	(3)	—
Net cash used in financing activities	(36,043)	(608)
Net change in cash and restricted cash	(51,012)	32
Cash and restricted cash at beginning of period	65,946	103,210
Cash and restricted cash at end of period	$14,934	$103,242
Supplemental disclosure of cash flow information:
Interest paid	$1,978	$3,647
Income taxes paid	130	89
Non-cash financing and investing activities:
Finance lease and accrued purchases of property and equipment	$77	$183
Common stock issued to settle contingent consideration	293	—
Warrants issued in connection with 2024 Notes	458	—
Accrued debt issuance costs	190	—

ONTRAK, INC.
Reconciliation of Non-GAAP Measures
(in thousands, except per share data)

Reconciliation of Operating Loss to EBITDA and Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating loss	$(11,910)	$(1,651)	$(25,055)	$(4,531)
Depreciation expense	773	220	1424	382
Amortization expense (1)	410	520	805	1,022
EBITDA	(10,727)	(911)	(22,826)	(3,127)
Stock-based compensation expense	2,152	3,387	5,063	5,961
Restructuring, severance and related costs (2)	—	286	—	1,290
Acquisition related costs (3)	—	—	—	583
Adjusted EBITDA	$(8,575)	$2,762	$(17,763)	$4,707

Reconciliation of Net Loss to Non-GAAP Net Loss; and Net Loss per Common Share to Non-GAAP Net Loss per Common Share

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(15,058)	$(3,717)	$(29,703)	$(9,210)
Stock-based compensation expense	2,152	3,387	5,063	5,961
Write-off of debt issuance costs (4)	2,023	—	2,023	—
Restructuring, severance and related costs (2)	—	286	—	1,290
Gain on change in fair value of warrant liabilities	(51)	—	(51)	(29)
Loss on change in fair value of contingent liability (5)	—	200	—	835
Acquisition related costs (3)	—	—	—	583
Gain on forgiveness of PPP loan (6)	—	(171)		(171)
Non-GAAP net loss	(10,934)	(15)	(22,668)	(741)
Dividends on preferred stock - declared and undeclared	(2,238)	(2,238)	(4,477)	(4,477)
Non-GAAP net loss attributable to common stockholders	(13,172)	(2,253)	(27,145)	$(5,218)

Net loss per common share - basic and diluted	$(0.83)	$(0.33)	$(1.64)	$(0.77)
Non-GAAP net loss per common share - basic and diluted	(0.63)	(0.12)	(1.30)	(0.29)
Weighted-average common shares outstanding - basic and diluted	20,884	18,156	20,804	17,891
_______________________
(1) Relates to operating and financing ROU assets and acquired intangible assets.
(2) Includes one-time severance and related benefit costs related to reduction in workforce announced in March 2021 as a result of the contract termination notice from our then largest customer.
(3) Includes external legal, accounting, and advisory costs associated with acquisition activity.
(4) Relates to write-off of debt issuance costs on our 2024 Notes.
(5) Relates to loss resulting from change in fair value of contingent liability related to a stock price guarantee associated with an acquisition.
(6) Relates to gain recognized upon forgiveness of LifeDojo's PPP loan in May 2021.